As filed with the Securities and Exchange Commission on December 16, 2014           Registration No. 333-88699

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
CISCO SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	77-0059951
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 West Tasman Drive
San Jose, California 95134-1706
(Address of Principal Executive Offices) (Zip Code)
STRATUMONE COMMUNICATIONS, INC. 1997 STOCK PLAN
(Full Title of the Plan)
______________________

John T. Chambers
Chairman and Chief Executive Officer
Cisco Systems, Inc.
300 East Tasman Drive
San Jose, California 95134-1706
(Name and Address of Agent For Service)
(408) 526-4000
(Telephone Number, including area code, of agent for service)
______________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE:
REMOVAL OF SECURITIES FROM REGISTRATION
The offering contemplated by this Registration Statement on Form S-8 (the “Registration Statement”) has terminated. Pursuant to the undertakings contained in Part II of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement (the “Post-Effective Amendment”), 326,840 shares of Common Stock, par value $0.001 per share, registered under the Registration Statement (as adjusted by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration) which remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 16, 2014.

Cisco Systems, Inc.
By:	/s/ Evan Sloves
Name:	Evan Sloves
Title:	Assistant Secretary